                                     [LOGO]

                                                                  April 27, 1998

DEAR SHAREHOLDER:

    Your Board of Directors wishes to inform you of certain recent developments concerning your investment in Ogden Corporation. According to preliminary filings with the Securities and Exchange Commission, Providence Capital, Inc., a small New York-based broker-dealer, has indicated it will solicit proxies in an attempt to elect its three hand-picked candidates to your Company's Board of Directors at Ogden's Annual Meeting of Shareholders scheduled for May 20, 1998.

    You should know that Providence, having acquired its entire position only recently, is neither a large nor a long-term investor in Ogden. FURTHERMORE, UNLIKE YOU, TWO OF PROVIDENCE'S THREE DISSIDENT CANDIDATES DON'T OWN A SINGLE SHARE OF OGDEN STOCK, AND THE THIRD OWNS 1,000 SHARES THAT WERE PURCHASED LAST MONTH. On the other hand Ogden's four candidates, R. Richard Ablon, Judith D. Moyers, Robert E. Smith and Anthony J. Bolland own 262,200 shares, 6,655 shares, 1,000 shares and 25,000 shares, respectively.

    Despite Providence's lack of a significant investment in Ogden, but consistent with Ogden's fiduciary responsibility to represent and advance the best interests of Ogden's shareholders, we met with Providence on two occasions to hear its concerns, to articulate changes already well underway at Ogden and attempt to avoid an expensive proxy contest. Providence stated that it would drop its opposition to your Company's Board and management if, among other things, the Company would retain Providence under an exclusive investment banking arrangement for a $50,000 monthly retainer and would reimburse Providence's expenses, including payments to Providence's nominees. IN OTHER WORDS, ALTHOUGH PROVIDENCE COMPLAINS ABOUT YOUR COMPANY'S BOARD AND MANAGEMENT, ITS OBJECTIONS WOULD VANISH IMMEDIATELY IF OGDEN PUT PROVIDENCE ON ITS PAYROLL AT $600,000+ PER YEAR. YOUR BOARD FOUND THESE DEMANDS TOTALLY UNACCEPTABLE.

    Providence attacks your Company's dividend, which Providence claims is an unwise allocation of capital. AT THIS TIME, YOUR BOARD DOES NOT BELIEVE THAT ELIMINATING THE CASH DIVIDEND IS IN THE BEST INTERESTS OF OGDEN'S SHAREHOLDERS. Providence also criticizes your Company's financial record over the past eight years, but conveniently ignores the significant recent improvement in total return to investors achieved over the past year. INDEED, SINCE JANUARY 1997, OGDEN PROVIDED ITS SHAREHOLDERS WITH A TOTAL RETURN OF 62.6% COMPARED TO 53.4% FOR THE S&P 500.

    Providence also cites a lack of focus in Ogden's business strategy and corporate structure. Nothing could be further from the truth. Since 1995, Ogden's Board and management have been refocusing the Company into three business segments: entertainment, aviation and energy. Each business segment has a mandate to execute a focused growth plan. As a result, Ogden has successfully divested underperforming operations, generating over $300 million in the process.

    Your Board sincerely regrets that your Company may be faced with a costly and disruptive proxy contest at a time when management's collective efforts should be devoted to building upon Ogden's recent record of strong financial performance. We do not know what further steps, if any, Providence will undertake. However, be assured that your Board will act in the best interests of all shareholders.

    IT IS THE UNANIMOUS VIEW OF YOUR BOARD OF DIRECTORS THAT THE ELECTION TO THE BOARD OF PROVIDENCE'S SLATE WOULD NOT BE IN THE BEST INTERESTS OF OGDEN AND ITS SHAREHOLDERS. YOU ARE STRONGLY URGED NOT TO RESPOND TO ANY REQUEST FOR A PROXY YOU MAY RECEIVE FROM PROVIDENCE.

    Your vote is important. Please take a moment to sign, date and promptly mail the enclosed WHITE proxy card in the postage prepaid envelope provided. REMEMBER, DO NOT RETURN ANY PROXY CARD SENT TO YOU BY PROVIDENCE CAPITAL, INC., EVEN AS A VOTE OF PROTEST.

    Your interest and participation in the affairs of your Company are appreciated.

                                          ON BEHALF OF THE BOARD OF DIRECTORS

                                          Sincerely,

                                                          [LOGO]

                                          R. RICHARD ABLON
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                            CHIEF EXECUTIVE OFFICER

IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER, ONLY YOUR BROKER CAN EXECUTE A
      PROXY TO VOTE YOUR SHARES AND ONLY AFTER RECEIVING YOUR SPECIFIC INSTRUCTIONS. PLEASE RETURN ONLY THE WHITE PROXY CARD IN THE ENCLOSED
      ENVELOPE. IF YOU HAVE ANY QUESTIONS OR NEED FURTHER ASSISTANCE IN
           VOTING, PLEASE CONTACT THE FIRM ASSISTING US IN THE
                          SOLICITATION OF PROXIES:

                             D.F. KING & CO., INC.
                         CALL TOLL-FREE (800) 290-6432

                                                                  APRIL 27, 1998

                  SUPPLEMENT TO THE PROXY STATEMENT MATERIALS

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                               OGDEN CORPORATION

                                  MAY 20, 1998

                        PARTICIPANTS IN THE SOLICITATION

    Under applicable regulations of the Securities and Exchange Commission, each of the directors, nominees of Ogden and certain other persons are deemed to be a "participant" in Ogden's solicitation of proxies. The following sets forth certain additional information regarding such persons and supplements the information already provided in respect of directors and nominees of Ogden in the Proxy Statement dated April 10, 1998 previously sent to shareholders (the "Proxy Statement").

A.  SECURITY OWNERSHIP BY PARTICIPANTS.

    The securities held by Directors and Director nominees are all shares of Ogden common stock and are all set forth in the Proxy Statement.

                                                                                         SHARES        SHARES
                                                                                          OWNED         OWNED
NAME                                                    TITLE                           DIRECTLY    BENEFICIALLY(1)
------------------------------  -----------------------------------------------------  -----------  -------------

Peter Allen...................  Senior Vice President, Ogden, Senior Vice President          1,200       28,000
                                and General Counsel Ogden Services

Rodrigo Arboleda..............  Senior Vice President, Business Development--Latin           1,200       56,000
                                America, Ogden

B. Kent Burton................  Vice President, Policy and Communication, Ogden                228       12,000

Peter Cain....................  Vice President and Treasurer, Ogden                              0       22,000

Lynde H. Coit.................  Senior Vice President and General Counsel, Ogden             2,000      136,300

Robert M. DiGia...............  Vice President and Controller, Ogden                        13,395       50,000

J. L. Effinger................  Assistant Secretary, Ogden, Vice President and                   0       20,000
                                Assistant General Counsel, Ogden Services

David L. Hahn.................  Senior Vice President, Ogden, Chief Operating                2,100       60,850(2)
                                Officer, Aviation Services

Philip G. Husby...............  Senior Vice President and Chief Financial Officer,           3,460      144,000
                                Ogden

Scott G. Mackin...............  Executive Vice President, Ogden, President and COO,         16,000      324,400
                                Ogden Energy Group

Quintin G. Marshall...........  Senior Vice President, Corporate Development, Ogden          4,475       16,300(3)

Gary Perusse..................  Senior Vice President, Risk Management, Ogden                    0       24,129(4)

Kathleen Ritch................  Vice President and Secretary, Ogden                          4,000            0

Jesus Sainz...................  Executive Vice President, Ogden                                  0       20,000

Bruce W. Stone................  Executive Vice President-Managing Director, Ogden            3,141      151,897(5)
                                Energy Group

------------------------

(1) Represents Vested Stock Option shares, unless otherwise noted.

(2) Includes 7,350 shares held in Ogden's 401(k) Plan.

(3) Includes 300 shares held by his spouse.

(4) Includes 2,129 shares held in Ogden's 401(k) Plan.

(5) Includes 1,697 shares held in Ogden's 401(k) Plan.

B.  TRANSACTIONS IN OGDEN'S SECURITIES IN THE LAST TWO YEARS

    Listed below are the only purchases and sales of Ogden securities within the past two years by Ogden's directors, nominees and other participants and certain information concerning such transactions. All of the following transactions are in shares of Ogden common stock.

                                                                             NUMBER OF      DATE OF      NATURE OF
NAME                                                                        SECURITIES   TRANSACTION(S) TRANSACTION
--------------------------------------------------------------------------  -----------  -------------  -----------

R. Richard Ablon..........................................................       2,400        1/16/96     Purchase
                                                                                25,617        3/05/96     Purchase
                                                                                 1,000       10/16/96     Purchase
                                                                                 3,000        1/10/97     Purchase
                                                                                25,000        2/11/97     Purchase
                                                                                 3,000        1/06/98     Purchase

Ralph E. Ablon............................................................       9,200        1/09/96       Gifted
                                                                                   100        4/03/96       Gifted
                                                                                 1,000        5/21/96       Gifted
                                                                                 1,000        7/10/96       Gifted
                                                                                 1,000        8/28/96       Gifted
                                                                                   600       12/16/96       Gifted
                                                                                10,000        1/10/97       Gifted
                                                                                 1,000        5/07/97       Gifted
                                                                                11,000        1/06/98       Gifted

Peter Allen...............................................................         200        3/20/98     Purchase
                                                                                 1,000        4/16/98         Gift

Anthony J. Bolland........................................................      20,000        4/08/98     Purchase
                                                                                 5,000        4/15/98     Purchase

Robert M. DiGia...........................................................       8,000        2/14/96     Purchase
                                                                                 8,000        2/14/96         Sale

Lynde H. Coit.............................................................         500        2/11/97     Purchase
                                                                                   500        3/26/98     Purchase

David L. Hahn.............................................................         500        2/07/96     Purchase
                                                                                 6,725       10/01/96     Purchase
                                                                                 1,000        2/11/97     Purchase
                                                                                   200       12/16/97     Purchase
                                                                                   400        2/26/98     Purchase

Attallah Kappas...........................................................      10,640        1/04/96         Sale

Philip G. Husby...........................................................       6,300        2/15/96     Purchase
                                                                                 6,300        2/15/96         Sale
                                                                                   500        1/08/97     Purchase
                                                                                   200        8/06/97     Purchase
                                                                                   200       12/07/97     Purchase
                                                                                   300        3/19/98     Purchase

Scott G. Mackin...........................................................         500        7/09/96     Purchase
                                                                                   500       12/16/96     Purchase

                                                                             NUMBER OF      DATE OF      NATURE OF
NAME                                                                        SECURITIES   TRANSACTION(S) TRANSACTION
--------------------------------------------------------------------------  -----------  -------------  -----------
Quintin G. Marshall.......................................................         100        2/13/96     Purchase
                                                                                   100        2/13/96     Purchase
                                                                                   100        2/28/96     Purchase
                                                                                   100         4/2/96     Purchase
                                                                                   600        5/30/96     Purchase
                                                                                 1,500        6/27/96     Purchase
                                                                                   100       11/18/96     Purchase
                                                                                    53        Various     Purchase
                                                                                   100       11/18/96     Purchase
                                                                                   500        2/11/97     Purchase
                                                                                   200        5/12/97     Purchase
                                                                                    83        Various     Purchase
                                                                                   300         9/2/97     Purchase
                                                                                    47        Various     Purchase
                                                                                   400       11/13/97     Purchase
                                                                                    47        Various     Purchase
                                                                                   400        1/30/98     Purchase
                                                                                    45        Various     Purchase

Stanford S. Penner........................................................       5,000        4/13/98     Purchase

Helmut Volcker............................................................       2,200       10/21/97     Purchase

C.  CERTAIN INFORMATION

    Except as disclosed in the Proxy Statement or elsewhere in this Supplemental Proxy Statement, to the knowledge of Ogden none of Ogden's directors, nominees or other participants: (i) owns of record any securities of Ogden that are not also beneficially owned by them; (ii) has purchased or sold any securities of Ogden within the past two years; (iii) is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to the Ogden securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees against loss of profit, division of losses or profits, or the giving or withholding of proxies; (iv) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting; (v) beneficially owns, directly or indirectly, any securities of any subsidiary of Ogden; (vi) borrowed any funds to purchase any Ogden securities owned by him; or (vii) has any associate who beneficially owns, directly or indirectly, any Ogden securities. Except as disclosed in the Proxy Statement or elsewhere in this Supplemental Proxy Statement, to the knowledge of Ogden none of Ogden's directors, nominees or other participants nor any of their associates has any arrangement or understanding with any person with respect to future employment by Ogden or its affiliates or with respect to any future transactions to which Ogden or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction which has occurred since, January 1, 1997 or any currently proposed transaction, or series of similar transactions, to which Ogden or any of its affiliates was or is to be a party and in which the amount involved exceeds $60,000.

D. OCCUPATION AND EMPLOYMENT OF DIRECTORS, NOMINEES AND OTHER PARTICIPANTS

    (a) The following table sets forth the name, principal business and address of any corporation or other organization in which the employment is carried on of the directors and nominees (the principal occupation or employment of the directors and nominees is set forth in the Proxy Statement):

NAME                                                             PRINCIPAL BUSINESS ADDRESS
------------------------------------------  ---------------------------------------------------------------------

R. Richard Ablon..........................  Ogden Corporation; 2 Pennsylvania Plaza, 25th Floor, N.Y., N.Y. 10121

Ralph E. Ablon............................  Ogden Corporation; 2 Pennsylvania Plaza, 26th Floor; N.Y., N.Y. 10121

David M. Abshire..........................  The Center for Strategic and International Studies; 1800 K Street
                                            N.W., Suite 400; Washington, D.C. 20006

Anthony J. Bolland........................  Boston Ventures Management, Inc.; One Federal Street, 23rd Floor;
                                            Boston, MA 02110-2003

Norman G. Einspruch.......................  P.O. Box 248581; Coral Gables, Florida 33124

Jeffrey F. Friedman.......................  Dreyfus Corporation; 200 Park Avenue; New York, New York 10166

Attallah Kappas...........................  The Rockefeller University; 1230 York Avenue; New York, New York
                                            10021

Terry Allen Kramer........................  Allen & Company; 711 Fifth Avenue; New York, New York 10022

Judith D. Moyers..........................  Public Affairs Television, Inc.; 356 west 58th Street; New York, New
                                            York 10019

Homer A. Neal.............................  University of Michigan; 4080 Fleming Administration Building; Ann
                                            Arbor, Michigan 48109-1340

Stanford S. Penner........................  University of California at San Diego; 9500 Gilman Drive; LaJolla,
                                            California 92093-0310

Fredrick Seitz............................  The Rockefeller University; 1230 York Avenue; New York, New York
                                            10021

Robert E. Smith...........................  Rosenman & Colin; 575 Madison Avenue, 20th Floor; New York, New York
                                            10022

Helmut Volcker............................  Huyssenallee 82-84; 45128 Essen, Germany

Abraham Zaleznik..........................  Ocean Towers North Ocean Boulevard; Palm Beach, Florida 33480

    (b) The following table sets forth the name and present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is carried on, of the officers and other participants who may assist in soliciting proxies from Ogden's stockholders. Unless otherwise indicated below, the principal business address of each such person is Two Pennsylvania Plaza, New York, New York, 10121 and such person is an employee of Ogden.

                                                                   PRESENT OFFICE OR OTHER
                                                                          PRINCIPAL
NAME AND PRINCIPAL BUSINESS ADDRESS                               OCCUPATION OF EMPLOYMENT
------------------------------------------  ---------------------------------------------------------------------

Peter Allen...............................  Senior Vice President-Ogden

Rodrigo Arboleda(1).......................  Senior Vice President --Business Development-Latin America-Ogden

B. Kent Burton(2).........................  Vice President, Policy and Communications-Ogden

Peter Cain................................  Vice President, Finance and Treasurer-Ogden

Lynde H. Coit.............................  Senior Vice President and General Counsel-Ogden

Robert M. DiGia...........................  Vice President and Controller-Ogden

J. L. Effinger............................  Assistant Secretary-Ogden

Philip G. Husby...........................  Senior Vice President and Chief Financial Officer

Scott G. Mackin(3)........................  Executive Vice President, Ogden, President and COO, Ogden Energy
                                            Group

David L. Hahn.............................  Senior Vice President, Aviation-Ogden

Quintin G. Marshall.......................  Senior Vice President, Corporate Development-Ogden

Gary Perusse..............................  Senior Vice President, Risk Management-Ogden

Kathleen Ritch............................  Vice President and Secretary-Ogden

Bruce W. Stone(3).........................  Executive Vice President and Managing Director-Ogden Energy Group

------------------------

(1) Ogden Services Corporation, 701 Brickell Avenue, Suite 2250, Miami, Florida 33131

(2) Ogden Energy Group, Inc., 1212 New York Avenue, Suite 300, Washington, D.C., 20005

(3) Ogden Energy Group, Inc., 40 Lane Road, P.O. Box 2615, Fairfield, New Jersey 07007-2685

                        METHOD AND COST OF SOLICITATION

    In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by Ogden and its directors, officers and management-level employees (who will receive no compensation therefor in addition to their regular salaries and fees) by telephone, telegram, facsimile transmission and other electronic communication methods or personal contact. Ogden will reimburse banks and brokers who hold shares of Ogden's Common Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares.

    Ogden has retained D.F. King & Co. ("D.F. King") to assist in the solicitation of proxies. Pursuant to Ogden's agreement with D.F. King, it will provide various proxy advisory and solicitation services for Ogden at a cost not to exceed $150,000, including the amount already disclosed in the Proxy Statement, plus reasonable out-of-pocket expenses and indemnification against certain liabilities. It is expected that D.F. King will use up to approximately
(40) persons in such solicitation.

    Although no precise estimate can be made at this time, Ogden anticipates that the aggregate amount to be spent by it in connection with the solicitation of proxies will be approximately $600,000, plus reasonable out-of-pocket expenses, of which approximately $100,000 has been incurred to date. This amount includes expenditures for legal, postage, public relations, advertising, printing and related expenses and the fees payable to D.F. King, but excludes
(i) the salaries and fees of officers, directors and employees of Ogden and (ii) the normal expenses of an uncontested election. The aggregate amount to be spent will vary depending on, among other things, any developments that may occur in the proxy contest discussed herein.